AMENDMENT NO. 1

         TO STANDARD INDUSTRIAL LEASE - NET DATED AUGUST 29, 1995
     ("LEASE")
                              by and between
     5353 DOWNEY ASSOCIATES LTD., a California limited partnership (hereinafter referred to as "Lessor") and J & J SNACK FOODS CORP. and J & J SNACK FOODS CORP. OF CALIFORNIA (hereinafter collectively, referred to as "Lessee")


               For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

     1. Paragraph 2 of the Lease is deleted in its entirety and is replaced with the following:

           "2. Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as 5353 (Unit A), 5499 (Unit B), 5477 (Unit C) and 5401 (Unit E) Downey Road, Vernon, California, as more particularly described on Exhibit "A" attached hereto and made a part hereof:

            "(a) The portion of the Premises at 5353 Downey Road is composed of a portion of a larger parcel (s) of land improved with a building (s) in which the demised space shown as Unit "A", Unit "B", Unit "C" and Unit "E" on Exhibit "A" contains approximately 182,832 square feet of ground floor area.

            "(b) The remaining land area of the larger parcels of which the Premises is composed not presently utilized for permanent improvements is hereby designated as "common areas" and is cross-hatched on Exhibit "A" attached hereto. Lessee is granted the non-exclusive right to use the common areas, in common with other tenants of the buildings located on the parcels of land on which the buildings are located.

     "Said real property including the land and all improvements therein, is herein called the "Premises"."

     2. Paragraph 3 of the Lease is deleted in its entirety and is replaced with the following:

            "3. Term. The term of this Lease shall be for twenty-two (22) years commencing on December 1, 1995 and terminating on November 30, 2017."

     3. Paragraph 4 of the Lease is deleted in its entirety and is replaced with the following:

           "4.   Rent.   Commencing December 1, 1995 and
     continuing throughout the remainder of the lease term, Lessee shall pay to Lessor rent for the Premises, monthly payments as set forth below, in advance, without deduction or offset, on the first day of each month of the term hereof:


     Lease Period         Sq Ft    Rent Per Total Rent Total Rent
                                   S.F./Mo.  PerMonth  Per Year
     12/1/95 - 11/30/96  136,564   0.2650    36,190    434,280
     12/1/96 - 11/30/97  136,564   0.2700    36,872    442,464
     12/1/97 - 11/30/98  136,564   0.2750    37,555    450,660
     12/1/98 - 11/30/99  136,564   0.2800    38,238    458,856
     12/1/99 - 11/30/00  136,564   0.2850    38,921    467,052
     12/1/00 - 11/30/01  136,564   0.2900    39,604    475,248
     12/1/01 -  9/30/02  136,564   0.2950    40,286    483,437
     10/1/02 - 11/30/03  182,832   0.3051    55,782    669,385
     12/1/03 - 11/30/04  182,832   0.3157    57,720    692,641
     12/1/04 - 11/30/05  182,832   0.3213    58,744    704,927
     12/1/05 - 11/30/06  182,832   0.3263    59,658    715,897
     12/1/06 - 11/30/07  182,832   0.3325    60,792    729,500
     12/1/07 - 11/30/08  182,832   0.3357    61,377    736,520
     12/1/08 - 11/30/09  182,832   0.3400    62,163    745,955
     12/1/09 - 11/30/10  182,832   0.3450    63,077    756,924
     12/1/10 - 11/30/11  182,832   0.3500    63,991    767,894
     12/1/11 - 11/30/12  182,832   0.3550    64,905    778,864
     12/1/12 - 11/30/13  182,832   0.3600    65,820    789,834
     12/1/13 - 11/30/14  182,832   0.3650    66,734    800,804
     12/1/14 - 11/30/15  182,832   0.3700    67,648    811,774
     12/1/15 - 11/30/16  182,832   0.3750    68,562    822,744
     12/1/16 - 11/30/17  182,832   0.3800    69,476    833,714

            "Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing."

     4. In Paragraph 7.1 (b), the last sentence is amended and modified to read as follows:

            "Lessor and Lessee have agreed that Lessee's proportionate share is 84.152 percent."

     5. The Site Plan attached to this First Amendment as Exhibit "A" supersedes and replaces the Site Plan attached to the Lease as Exhibit "A".

     6. Notwithstanding Paragraph 6.3(a) of the Lease to the contrary, Lessee accepts Unit E (5401 Downey Road), in its As-Is condition, and Lessor has no obligation to improve, repair or maintain Unit E, and Lessor makes no representations or warranties, either express or implied, as to the condition of Unit E, or its suitability for Lessee's intended use.

     7. Except as modified by this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

     8. The parties acknowledge and agree that this First Amendment shall be void and of no further force and effect should the existing Tenant in Unit E, Duo Industries, affirm or its existing Lease with the Bankruptcy Court in connection with Duo Industries bankruptcy. This is a condition subsequent to the effectiveness of this First Amendment.

          The parties have executed this First Amendment at the place on the dates specified immediately adjacent to their respective signatures.



                                  LESSOR:


                                          5353 DOWNEY ASSOCIATES LTD., a
   Executed at Beverly Hills, CA          California limited Partnership

   on September ______, 2002

   Address:  9595 Wilshire Blvd.                By:
             Suite 511                               Michael L. Schwab,
             Beverly Hills, CA 90212                 General Partner





                   SIGNATURES CONTINUED ON THE NEXT PAGE








                                  LESSEE:


   Executed at                                J & J SNACK FOODS CORP. OF
   					      CALIFORNIA

   on September ________, 2002

   Address: _________________________           By:

            _________________________           ____________________
                                                      (Type Name)
            _________________________           Its:

                                                      (Title)


                                                By:

                                                ____________________
                                                       (Type Name)

                                                Its:

                                                       (Title)
          [Corporate Seal]




   Executed at                                J & J SNACK FOODS CORP. OF
                                              CALIFORNIA
   on September _______, 2002

   Address: __________________________          By:

            __________________________          ____________________
                                                      (Type Name)
            __________________________          Its:

                                                      (Title)


                                                By:

                                                ____________________
                                                    (Type Name)

                                                Its:

                                                       (Title)
          [Corporate Seal]